SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C. 20549


                                       FORM 8-K


                                    CURRENT REPORT


                        Pursuant to Section 13 or 15(d) of the
                           Securities Exchange Act of 1934



          Date  of Report  (Date of  earliest event  reported):December 20,
          1994



                             CENTRAL MAINE POWER COMPANY
                (Exact name of registrant as specified in its charter)




                   Maine                   1-5139          01-0042740
          (State of Incorporation)     (Commission        (IRS Employer
                                        File Number) Identification Number)




                        83 Edison Drive, Augusta, Maine 04336
                 (Address of principal executive offices) (zip code)



          Registrant's telephone number, including area code:(207) 623-3521





          Item 1 through Item 4.  Not applicable.

          Item 5.  Other Events.

             As previously reported, the Company filed a stipulation with the Maine Public Utilities Commission ( MPUC ) on October 14,
          1994,   that  set  forth  the   terms  of  a  proposed  five-year
          Alternative Rate  Plan ( ARP ).   The  proposed ARP  contained an
          inflation-indexed price cap, an offset to reflect productivity gains, provisions for pricing flexibility for the Company within the price cap to assist in meeting competition for segments of its customer base, mechanisms for sharing risks and savings between ratepayers and the Company, and other terms that had been negotiated by the parties to the pending MPUC ARP proceeding. The stipulated ARP also required the Company to take certain charges to 1994 earnings that could total approximately $100 million on a pre-tax basis, upon approval of the ARP by the MPUC.

             On December 20, 1994, the MPUC  voted unanimously to adopt  the
          ARP, effective  January 1, 1995.   Adoption  of the ARP  had also
          been one of the conditions to the effectiveness of agreements offered by the Company to its largest customers, as also previously reported, that would provide, in conjunction with tariff reductions filed contemporaneously with the MPUC, rate
          reductions  for those  customers.   Under those  agreements, when
          finalized, executed and delivered, the Company would serve the existing electrical load of those customers for five years,
          subject to  certain conditions.    Although the  ARP was  broadly
          supported in the MPUC proceeding, an appeal is possible.

             The Company believes that adoption of the ARP provides the Company new opportunities to act more quickly and competitively
          in  certain  sectors   of  its  business  that  are   opening  to
          competition, while continuing MPUC oversight of the Company s traditional responsibilities to customers.

          Item 6 through Item 8.  Not applicable.





                                      SIGNATURE

             Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        CENTRAL MAINE POWER COMPANY




                                        By
                                          Douglas Stevenson
                                          Treasurer


          Dated: December 22, 1994